UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 8, 2019

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Research Drive, Shelton, Connecticut 06484
(Address of principal executive offices)

203-944-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Stock symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EPC	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.
On May 8, 2019, Edgewell Personal Care Company, a Missouri corporation (the “Company”), Callahan Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Callahan”), Harry’s, Inc., a Delaware corporation (“Harry’s”) and a stockholder representative (the “Stockholder Representative”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will acquire Harry’s through a merger of Callahan with and into Harry’s (the “Merger”), with Harry’s surviving the Merger as a subsidiary of the Company.
Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Series A Common Stock, Series B Common Stock and Series C Common Stock of Harry’s (collectively, the “Harry’s Common Stock”) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive a portion of the aggregate consideration, consisting of $1,085,000,000 in cash and an amount of Company common stock, par value $0.01 per share valued at $285,000,000 based on the volume-weighted average price for the five trading days prior to May 8 (“Company Common Stock” and together with such cash, the “Merger Consideration”). The amount and composition of the Merger Consideration are subject to adjustment as set forth in the Merger Agreement.
The Merger Agreement provides that, at the Effective Time, (a) outstanding options to purchase Harry’s Common Stock, whether vested or unvested, will be cancelled in exchange for the per share Merger Consideration, less the applicable exercise price and any applicable tax withholding; (b) outstanding restricted stock unit awards in respect of Harry’s Common Stock that would vest at the Effective Time will be cancelled in exchange for the per share Merger Consideration, less any applicable tax withholding; and (c) outstanding performance stock unit awards in respect of Harry’s Common Stock will be cancelled in exchange for the per share Merger Consideration, less any applicable tax withholding. Pursuant to the terms set forth in the Merger Agreement, certain holders of Harry’s Common Stock and of equity awards of Harry’s will receive all of their Merger Consideration in the form of cash.
The Merger Agreement also provides that, effective as of the Effective Time, the Company will add one director proposed by the Stockholder Representative to the Board of Directors of the Company (the “Company Board”). Such director must meet the director independence standards set forth in the Company’s corporate governance documents and the listing standards of the New York Stock Exchange and be reasonably satisfactory to the Corporate Governance Committee of the Company Board. The Company will cause such director to be nominated for re-election at the first annual meeting of the Company’s stockholders following the Effective Time and, if such director ceases to serve on the Company Board prior to such stockholder meeting, the Stockholder Representative will be able to propose a replacement candidate to fill the vacancy (subject to the same criteria described above).
The completion of the Merger is subject to the satisfaction or waiver of certain customary conditions, including (a) the approval of the Merger Agreement by written consent of holders of Harry’s Common Stock holding approximately 80% of the voting power of Harry’s Common Stock, (which condition has been satisfied); (b) receipt of required regulatory approvals and the absence of any governmental injunctions; (c) the approval for listing on the New York Stock Exchange of the Company Common Stock to be issued as part of the Merger Consideration; (d) accuracy of the other party’s representations and warranties in the Merger Agreement, subject to certain materiality standards set forth in the Merger Agreement and (e) the other party’s compliance in all material respects with their obligations under the Merger Agreement.
The Merger Agreement contains customary representations and warranties made by each of the Company and Harry’s, and also contains customary pre-closing covenants, including, among others, covenants (a) by each of Harry’s and the Company to operate its respective business in all material respects in the ordinary course of business consistent with past practice and to refrain from taking certain actions without the other party’s consent; (b) by Harry’s not to solicit or enter into certain alternative strategic transactions; and (c) by both Harry’s and the Company to use reasonable best efforts to take all actions necessary, proper or advisable to consummate the Merger and other actions contemplated under the Merger Agreement, including obtaining relevant governmental and third party approvals. The Company has obtained representation and warranty insurance, subject to exclusions, policy limits and certain other terms and conditions, to obtain coverage for losses that may result from a breach of certain representations and warranties made by Harry’s in the Merger Agreement.
The Merger Agreement may be terminated under certain circumstances, including (i) by mutual agreement; (ii) by Harry’s or the Company if the Merger is not consummated on or before February 8, 2020, subject to an automatic extension until May 8, 2020 if on February 8, 2020 all conditions are satisfied other than conditions relating to the receipt of regulatory approvals; (iii) by Harry’s or the Company if there is any final, non-appealable injunction prohibiting the Merger; and (iv) by either Harry’s or the Company if there is an uncured breach by the other party of any of its covenants or representations in the Merger Agreement that would result in the failure of a closing condition.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Harry’s, their respective affiliates or their respective businesses. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and are qualified by information in confidential disclosure schedules provided by the Company and Harry’s in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Harry’s rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or Harry’s.
Item 8.01 Other Events.
On May 8, 2019, in connection with the execution of the Merger Agreement, the Company entered into a commitment letter with Bank of America, N.A. (“BANA”) and Merrill Lynch, Pierce, Fenner & Smith pursuant to which BANA committed to provide to the Company a senior secured revolving credit facility in an aggregate principal amount of up to $400.0 million, a senior secured term loan A facility in an aggregate principal amount of up to $400.0 million and a senior secured term loan B facility in an aggregate principal amount of up to $800.0 million in order to, among other things, finance the Company’s obligations in respect of the Merger and certain related transactions. The effectiveness of such credit facilities is subject to the occurrence of customary closing conditions, including the consummation of the Merger.
Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company or any of its businesses. These statements are not based on historical facts, but instead reflect the Company’s expectations, estimates, or projections concerning future results or events, including, without limitation, the future earnings and performance of the Company, the anticipated benefits of the proposed acquisition of Harry’s, and the timing of consummation of such acquisition. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties, and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. The Company cannot assure you that any of its expectations, estimates or projections will be achieved. You should not place undue reliance on these statements. Forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook,” or other similar words or phrases and relate, in this press release, without limitation, to: statements, beliefs, projections, and expectations regarding the proposed acquisition of Harry’s; the timing for completion of the transaction; the ability to complete the transaction, on the anticipated terms or at all; key terms and anticipated benefits of the transaction; availability and terms of financing related to the transaction; and the transaction’s impact on the Company’s business and financial results, including its go-forward management, vision and strategy.

In addition, other risks and uncertainties not presently known to the Company or that it presently considers immaterial could significantly affect the forward-looking statements, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement to acquire Harry’s; the risk that the necessary regulatory approvals may not be obtained or may be delayed or obtained subject to conditions that are not anticipated; the risk that the transaction will not be consummated in a timely manner; the risk that the Company will experience unanticipated delays or difficulties and transaction costs in consummating the transaction; the risk that any of the closing conditions to the transaction may not be satisfied in a timely manner or at all; the risk related to disruption from the transaction and the related diverting of management’s attention making it more difficult to maintain business and operational relationships; the failure to realize the benefits expected from the transaction or other related strategic initiatives; the impact of the transaction on the Company’s share price and market volatility; the effect of the announcement of the transaction on the ability of the Company to retain customers and suppliers, retain or hire key personnel, and maintain relationships with customers, suppliers and lenders; the effect of the transaction or the announcement and completion of related transactions on the Company’s operating results and businesses generally; the impact of any future acquisitions or additional divestitures, restructurings, refinancings, and other unusual items, including the Company's ability to raise or retire debt or equity and to integrate and obtain the anticipated benefits, results and/or synergies from these items or other related strategic initiatives; and the possibility of more attractive strategic options arising in the future. Additional information concerning these and other factors that could cause the Company’s actual results to vary is, or will be, included in the Company’s periodic and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Edgewell Personal Care Company, Callahan Corp., Harry’s Inc. and the Person party thereto solely in its capacity as the Stockholder Representative, dated as of May 8, 2019.*

*
The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the United States Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Marisa Iasenza
Marisa Iasenza
Chief Legal Officer

Dated: May 13, 2019